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                                                                     EXHIBIT 4.1

Form of Stock Certificate for Class A Subordinate Voting Stock

NUMBER                                      SHARES

Magna Entertainment Corp.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A SUBORDINATE VOTING STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that is the registered holder of FULLY PAID AND NON-ASSESSABLE class a subordinate voting stock in the capital of

MAGNA ENTERTAINMENT CORP.

A transfer of shares represented by this certificate will not be registered in a register of transfers of the Corporation, except upon surrender of this certificate duly endorsed by the appropriate person. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED
AMERICAN SECURITIES TRANSFER AND TRUST, INCORPORATED DENVER
TRANSFER AGENT AND REGISTRAR


BY
AUTHORIZED OFFICER
OR
COUNTERSIGNED AND REGISTERED
MONTREAL TRUST COMPANY OF CANADA TORONTO
TRANSFER AGENT AND REGISTRAR


BY
AUTHORIZED OFFICER

/s/ Frank Stronach
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Chairman of the Board


/s/ Jerry D. Campbell
President And Chief Executive Officer

The shares represented by this certificate are transferable in Denver, Colorado at the principal office of American Securities Transfer and Trust,
     Incorporated and in Toronto, Canada at the principal office of Montreal Trust Company of Canada.

CLASS A SUBORDINATE VOTING STOCK

MAGNA ENTERTAINMENT CORP.

SHARES OF THE CLASS A SUBORDINATE VOTING STOCK HAVE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THEM. THE CORPORATION WILL FURNISH TO A STOCKHOLDER ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE CLASS A SUBORDINATE VOTING STOCK AND TO EACH CLASS AND SERIES, WHICH THE CORPORATION IS AUTHORIZED TO ISSUE INSOFAR AS SAME HAS BEEN FIXED BY THE DIRECTORS, AS WELL AS THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    --   as tenants in common
TEN ENT    --   as tenants by the entireties
JT TEN     --   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                   Custodian
                     (Cust)                             (Minor)
                           under Uniform Gifts to Minors Act


                                         (State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sells, assigns and transfers unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


                                                            Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                            Attorney,
to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.